Exhibit 99.1

55 Technology Way, West Greenwich, Rhode Island 02817 USA

Telephone: 401 392-1000

Fax: 401 392-1234

Website: WWW.GTECH.COM

For Immediate Release	Contact: Robert K. Vincent
September 23, 2005	Public Affairs
GTECH Corporation
401-392-7452

GTECH ANNOUNCES STRONG SECOND QUARTER RESULTS

Company Increases Free Cash Flow Outlook; Now Expects to Generate $210 Million to $230 Million in Fiscal 2006

WEST GREENWICH, RI – (September 23, 2005) – GTECH Holdings Corporation (NYSE: GTK) today announced second quarter earnings for fiscal year 2006, which ended August 27, 2005.

“GTECH experienced a significant quarter-over-quarter increase in service revenues, despite difficult comparisons due to the significant jackpot activity in the second quarter of last year,” said GTECH President and Chief Executive Officer W. Bruce Turner. “In addition, we clearly benefited from increased revenue contributions from newer lottery service contracts such as Florida, Virginia, and LILHCo’s Caribbean markets.”

“We are pleased with the continued strength of our core lottery business, and we are excited about the opportunities we see in each of the markets we serve,” said GTECH Senior Vice

President and Chief Financial Officer Jaymin B. Patel. “Based upon our current outlook, we are confident we can achieve our goals and objectives in the current fiscal year and beyond.”

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Operating Results

Revenues for the second quarter of fiscal 2006 were $309.9 million, down 4.2% from revenues of $323.5 million in the second quarter of fiscal 2005. Net income was $49.0 million, or $0.38 per diluted share, compared to net income of $53.1 million, or $0.40 per diluted share for the same period last year.

Revenues for the first six months of fiscal 2006 were $636.3 million, up 5.4% over revenues of $603.7 million in the first six months of fiscal 2005. Net income was $103.8 million, or $0.80 per diluted share, compared to net income of $106.7 million, or $0.80 per diluted share for the same period last year. Net income in the first six months of the prior year includes a one-time, after-tax gain of $6.9 million, or approximately $0.05 per diluted share, associated with the sale of the Company’s 50% interest in Gaming Entertainment (Delaware) L.L.C.

Prior year earnings and dividends per share reflect the 2-for-1 common stock split declared in June 2004.

Cash Flow and Investments

During the first six months of fiscal 2006, the Company generated $215.2 million of cash from operations. This cash was principally used to fund $59.9 million of systems, equipment, and other assets relating to contracts; to repurchase $32.1 million, or 1,326,100 shares of the Company’s common stock; and to pay cash dividends of $20.3 million. At

August 27, 2005, the Company had $167.8 million of cash and cash equivalents and $236.2 million of short-term investment securities on hand.

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At the end of the second quarter of fiscal 2006, the Company had no borrowings under its $500 million senior revolving credit facility.

Financial Outlook

The Company provided guidance for the full year and third quarter of fiscal 2006.

For the fiscal year ending February 25, 2006, the Company expects service revenue growth, over fiscal 2005 service revenues, to be in the range of 10% to 12%, and product sales in the range of $190 million to $210 million.

The Company expects service margins to be in the range of 40% to 42%, and product sale margins to be in the range of 38% to 40%.

Based upon this outlook, the Company continues to expect earnings per share for fiscal 2006 to be in the range of $1.64 to $1.70 on a fully-diluted basis.

Based upon the current operating outlook and investment forecast, the Company now expects to generate free cash flows in the range of $210 million to $230 million, prior to financing dividends, potential stock repurchases, or acquisitions. This is approximately 15% higher than previously anticipated.

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For the third quarter of fiscal 2006, ending November 26, 2005, the Company expects service revenue growth, over service revenues for the third quarter of fiscal 2005, to be in the range of 9% to 10%, and product sales in the range of $30 million to $40 million. The Company expects service margins to be approximately 40% and product sale margins in the range of 38% to 40%. Accordingly, the Company expects earnings per share to be in the range of $0.34 to $0.37 per share for the quarter.

Business Highlights

During the second quarter, GTECH continued to grow and defend its core lottery business.

Domestically, Washington’s Lottery selected GTECH to negotiate a long-term contract for a new online and instant lottery system, terminals, communications network, and ongoing services, following a competitive procurement. Washington has been a GTECH customer since 1995. In Ohio, GTECH signed a two-year online/instant ticket system extension and a separate two-year extension for the lease of Instant Ticket Vending Machines (ITVMs).

The Hoosier Lottery in Indiana signed a two-year lease agreement with GTECH for approximately 700 ITVMs. Additionally, a three-year contract was finalized in New Hampshire for 300 ITVMs. In both Indiana and New Hampshire, GTECH provides field service for the machines.

Internationally, GTECH signed an agreement, following a competitive bidding process, with the New Zealand Lotteries Commission for a complete lottery system conversion to include a new integrated online and instant lottery system and new terminals. GTECH’s joint venture in Thailand, LOXLEY GTECH Technology Co. Ltd., signed a five-year agreement to provide equipment and services for a national online lottery in Thailand.

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The Company’s customer in Switzerland, Societe de la Loterie de la Suisse Romande (LoRo), successfully negotiated a new software/hardware maintenance and support services agreement, and a new software license agreement with GTECH. In addition, the Company signed its previously-awarded product sale agreement with LoRo for a new integrated online and instant-ticket lottery system, Altura® terminals, and communications network.

In Germany, GTECH signed a five-year agreement to provide ongoing software support and enhancements to Westdeutsche Lotterie GmbH & Co. OHG (WestLotto), the operator of online and instant-ticket lottery games in the German state of Nordrhein-Westfalen.

Organización Nacional de Ciegos Espanoles (ONCE), the $3 billion lottery operated by the Spanish National Organization for the Blind, will receive 5,000 additional handheld lottery terminals, bringing the total handheld terminals ordered to approximately 24,000. GTECH will also upgrade ONCE’s central system hardware.

Following a competitive procurement, the operator of the French National Lottery, La Francaise Des Jeux (FDJ), signed an agreement with GTECH to receive a minimum of 575 ITVMs. Additionally, the Company signed a separate agreement with FDJ to provide ITVM repair services over an initial term of six years.

Other Business Developments

During the quarter, the Company, which presently owns approximately 63% of PolCard SA, entered into a share purchase agreement with an affiliate of Innova Capital Sp. z o.o. to purchase additional equity comprising approximately 12% of PolCard, for a purchase price of approximately $21.5 million.  This transaction is expected to close in the Company’s fiscal 2006 third quarter.

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Certain statements contained in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company identifies forward looking statements by words such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” or similar words that refer to the future. Such statements include, without limitation, statements relating to the prospects and financial outlook for the Company, which reflect management assumptions regarding: (i) the future prospects for and stability of the lottery industry and other businesses in which the Company is engaged or expects to be engaged, (ii) the future operating and financial performance of the Company (including, without limitation, expected future growth in revenues, profit margins and earnings per share), and (iii) the ability of the Company to retain existing business and to obtain and retain new business. Such forward looking statements reflect management’s assessment based on information currently available, but are not guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward looking statements.

These risks and uncertainties include, but are not limited to, those set forth above, in the Company’s subsequent press releases and on reports by the Company on Forms 10-K, 10-Q and 8-K, and other reports and filings with the Securities and Exchange Commission, as well as risks and uncertainties respecting: (i) the potential impact of extensive and evolving government regulations upon the Company's business; (ii) the ability of the Company to continue to retain and extend its existing contracts and win new contracts; (iii) the possibility of slower than expected growth or declines in sales of lottery and gaming goods and services by the Company or the Company's customers; (iv) exposure to foreign currency fluctuations; (v) risks and uncertainties inherent in doing business in foreign jurisdictions; (vi) the relatively large percentage of the Company's revenues attributable to a relatively small number of the Company's customers; (vii) the possibility of significant fluctuation of quarterly operating results; (viii) the intensity of competition in the lottery and gaming industries; (ix) the possibility of substantial penalties under and/or termination of the Company's contracts; (x) the ability of the Company to respond to technological change and to satisfy the future technological demands of its customers; (xi) opposition to expansion of lottery and gaming; (xii) the Company's ability to attract and retain key employees; and (xiii) the possibility of adverse determinations in pending legal proceedings.

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GTECH is a leading gaming technology and services company. With more than $1.25 billion in annual revenues and 5,300 people in over 50 countries, GTECH provides integrated technology, creative content, and business services to effectively manage and grow today’s evolving gaming markets. In targeted emerging economies, GTECH also leverages its operational presence and infrastructure to supply commercial transaction processing services. For more information about the Company, please visit GTECH’s website at http://www.gtech.com.

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Consolidated financial statements to follow:

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

	(Unaudited)
	Three Months Ended
	August 27,	August 28,
	2005	2004
	(Dollars in thousands,
	except per share amounts)
Revenues:
Services	$ 266,341	$ 248,114
Sales of products	43,601	75,401
	309,942	323,515
Costs and expenses:
Costs of services	161,624	148,481
Costs of sales	24,744	43,874
	186,368	192,355

Gross profit	123,574	131,160

Selling, general and administrative	29,838	29,889
Research and development	11,243	12,647
Operating expenses	41,081	42,536

Operating income	82,493	88,624

Other income (expense):
Interest income	2,105	981
Equity in earnings of unconsolidated affiliates	531	293
Other expense	(638)	(1,924)
Interest expense	(8,005)	(3,719)
	(6,007)	(4,369)

Income before income taxes	76,486	84,255

Income taxes	27,534	31,174

Net income	$ 48,952	$ 53,081

Basic earnings per share	$ 0.41	$ 0.45

Diluted earnings per share	$ 0.38	$ 0.40

Weighted average shares outstanding - basic	120,851	117,070

Weighted average shares outstanding - diluted	130,052	132,743

Cash dividends declared per common share	$ 0.085	$ 0.085

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

	(Unaudited)
	Six Months Ended
	August 27,	August 28,
	2005	2004
	(Dollars in thousands,
	except per share amounts)
Revenues:
Services	$ 557,705	$ 501,440
Sales of products	78,636	102,280
	636,341	603,720
Costs and expenses:
Costs of services	330,541	295,774
Costs of sales	46,348	59,791
	376,889	355,565

Gross profit	259,452	248,155

Selling, general and administrative	61,857	57,524
Research and development	24,181	25,734
Operating expenses	86,038	83,258

Operating income	173,414	164,897

Other income (expense):
Interest income	4,150	2,316
Equity in earnings of unconsolidated affiliates	2,318	1,599
Other income (expense)	(2,432)	8,601
Interest expense	(15,270)	(8,055)
	(11,234)	4,461

Income before income taxes	162,180	169,358

Income taxes	58,384	62,662

Net income	$ 103,796	$ 106,696

Basic earnings per share	$ 0.88	$ 0.91

Diluted earnings per share	$ 0.80	$ 0.80

Weighted average shares outstanding - basic	117,748	117,848

Weighted average shares outstanding - diluted	129,947	133,860

Cash dividends declared per common share	$ 0.17	$ 0.17

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	August 27,	February 26,
	2005	2005
ASSETS	(Dollars in thousands)
CURRENT ASSETS:
Cash and cash equivalents	$ 167,819	$ 94,446
Investment securities available-for-sale	236,175	196,825
Trade accounts receivable, net	146,310	168,706
Sales-type lease receivables	3,220	3,461
Refundable performance deposit	8,000	8,000
Inventories	64,115	61,135
Deferred income taxes	26,378	31,435
Other current assets	31,387	26,646
TOTAL CURRENT ASSETS	683,404	590,654

SYSTEMS, EQUIPMENT AND OTHER ASSETS RELATING TO CONTRACTS, net	692,624	720,438

GOODWILL, net	330,954	331,022

PROPERTY, PLANT AND EQUIPMENT, net	86,772	74,558

INTANGIBLE ASSETS, net	67,283	70,839

REFUNDABLE PERFORMANCE DEPOSIT	12,000	12,000

SALES-TYPE LEASE RECEIVABLES	3,387	4,756

OTHER ASSETS	40,568	50,874
TOTAL ASSETS	$ 1,916,992	$ 1,855,141

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 59,453	$ 99,234
Accrued expenses	51,298	54,227
Employee compensation	27,321	21,862

Advance payments from customers	43,880	42,865
Deferred revenue and advance billings	26,883	29,705
Income taxes payable	37,519	16,499
Taxes other than income taxes	17,390	16,572
Short term borrowings	1,842	334
Current portion of long-term debt	3,474	2,476
TOTAL CURRENT LIABILITIES	269,060	283,774

LONG-TERM DEBT, less current portion	597,413	726,329

OTHER LIABILITIES	98,075	83,260

DEFERRED INCOME TAXES	98,287	106,010

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY:
Preferred Stock, par value $.01 per share - 20,000,000 shares authorized, none issued	-	-
Common Stock, par value $.01 per share - 200,000,000 shares authorized, 123,835,495 and 116,551,144 shares issued; 123,835,495 and 115,006,751 shares outstanding at August 27, 2005 and February 26, 2005, respectively	1,238	1,166
Additional paid-in capital	390,557	278,204
Accumulated other comprehensive loss	(46,842)	(43,227)
Retained earnings	509,204	455,537
	854,157	691,680
Less cost of 1,544,393 shares in treasury at February 26, 2005	-	(35,912)
	854,157	655,768
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,916,992	$ 1,855,141

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited)
	Six Months Ended
	August 27,	August 28,
	2005	2004
	(Dollars in thousands)
OPERATING ACTIVITIES
Net income	$ 103,796	$ 106,696
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	83,523	68,504
Intangibles amortization	5,316	4,170
Deferred income taxes	7,000	13,904
Tax benefit related to stock award plans	6,827	6,615
Minority interest	1,264	1,518
Equity in earnings of unconsolidated affiliates, net of dividends received	205	908
Gain on sale of investments	(84)	(10,924)
Other	11,381	13,300
Changes in operating assets and liabilities:
Trade accounts receivable	18,626	(18,552)
Inventories	(2,991)	(5,255)
Accounts payable	(35,900)	(9,111)
Employee compensation	4,234	(15,996)
Advance payments from customers	1,015	(5,904)
Deferred revenue and advance billings	(2,822)	17,700
Income taxes payable	21,009	15,664
Other assets and liabilities	(6,669)	(11,480)
NET CASH PROVIDED BY OPERATING ACTIVITIES	215,230	171,757

INVESTING ACTIVITIES
Acquisitions (net of cash acquired)	(30)	(192,402)
Purchases of systems, equipment and other assets relating to contracts	(59,934)	(113,011)
Purchases of available-for-sale investment securities	(121,675)	(50,150)
Maturities and sales of available-for-sale investment securities	82,325	272,000

Purchases of property, plant and equipment	(5,198)	(6,359)
License fee	(1,750)	-
Investments in and advances to unconsolidated subsidiaries	(1,000)	(1,435)
(Increase) decrease in restricted cash	5,080	(5,112)
Proceeds from sale of investment	3,000	11,773
NET CASH USED FOR INVESTING ACTIVITIES	(99,182)	(84,696)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	-	15,000
Principal payments on long-term debt	(1,358)	(92,249)
Purchases of treasury stock	(32,051)	(82,808)
Dividends paid	(20,287)	(20,135)
Premiums and fees paid in connection with the early retirement of debt	-	(10,610)
Proceeds from stock options	8,431	4,966
Other	2,623	739
NET CASH USED FOR FINANCING ACTIVITIES	(42,642)	(185,097)

Effect of exchange rate changes on cash	(33)	(1,036)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	73,373	(99,072)

Cash and cash equivalents at beginning of period	94,446	129,339

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 167,819	$ 30,267